UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

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NITCHES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

     10280 Camino Santa Fe
San Diego, California 92121
(Address of principal executive offices)

(858) 625-2633
(Registrant's telephone number)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modifications to Rights of Security Holders

     On March 26, 2008, the shareholders of Nitches, Inc., a California corporation ("we," "us," "our," or the "Company"), at the annual meeting of shareholders, approved the reincorporation of the Company from California to Nevada pursuant to the merger of the Company with and into Nitches, Inc., a Nevada corporation ("Nitches-Nevada"), under the terms of a plan and agreement of merger between the Company and Nitches-Nevada. The effective date of the merger was November 5, 2008, the date on which we filed a certificate of merger with the Secretary of State of Nevada, and pursuant to California corporate law the effective date is the date of filing in the domicile of the surviving corporation.

     As a result of the merger, we are now a Nevada corporation and each outstanding share of our common stock and preferred stock automatically converted into one share of Nitches-Nevada common stock or one share of Nitches-Nevada preferred stock, respectively, as of the effective date of the merger. Other than the change in corporate domicile, the reincorporation did not affect any change in our business, management, fiscal year, assets or liabilities. At the effective time of the merger, the same individuals serving as our directors and officers became the directors and officers of Nitches-Nevada. Further, all of our employee benefit and stock option plans became plans of Nitches-Nevada, and each option or right issued under such plans automatically converted into an option or right to purchase the same number of shares of Nitches-Nevada common stock, at the same price per share and upon the same terms and conditions.

     The reincorporation did not alter any shareholder’s percentage ownership interest, or number of shares owned, in the Company. Shareholders are not required to undertake any exchange of the Company’s shares, as shares in the Nevada company are deemed to represent an equal number of shares in the California company. Shareholders may continue to make sales or transfers using their stock certificates representing shares of Nitches, Inc., a California corporation. New certificates will be issued representing shares of Nitches-Nevada stock for transfers occurring after the merger.

     In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, the shares of common stock of Nitches-Nevada, as successor issuer to the Company, are deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934.

     As of November 5, 2008, the effective date of the reincorporation, the rights of the Company’s shareholders began to be governed by the corporate law of the State of Nevada and the articles of incorporation, as amended, and bylaws of Nitches-Nevada attached hereto as Exhibits 3.1 and 3.2, respectively. The articles of incorporation and bylaws of Nitches-Nevada include certain new provisions that may alter the rights of shareholders and powers of management. For a description and discussion of these changes, please refer to our proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 19, 2008, which description is incorporated in its entirety herein by reference.

     The description of the terms of the merger is qualified by reference to the complete copy of the Plan and Agreement of Merger which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     The information provided in response to Item 3.03 of this report is incorporated by reference into this Item 5.03.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Plan and Agreement of Merger by and between the Nitches, Inc., a California corporation, and Nitches, Inc., a Nevada corporation (1)
3.1	Amended and Restated Certificate of Incorporation of Nitches, Inc., a Nevada corporation (1)
3.2	Bylaws of Nitches, Inc., a Nevada corporation (1)
(1)	Incorporated herein by reference to the definitive proxy statement filed with the Securities and Exchange Commission on February 19, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: November 11, 2008	By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer